                                 INVESTMENT AGREEMENT

                                     BY AND AMONG

                               BURKE INDUSTRIES, INC.,

                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

                     MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED,

                         MASSMUTUAL HIGH YIELD PARTNERS LLC,

                             PARIBAS NORTH AMERICA, INC.

                                         AND

                       JACKSON NATIONAL LIFE INSURANCE COMPANY



                             DATED AS OF AUGUST 20, 1997

                                  TABLE OF CONTENTS


ARTICLE I     DEFINITIONS......................................................2

    Section 1.01.  Definitions.................................................2

ARTICLE II    AUTHORIZATION, SALE AND PURCHASE OF THE.
              SECURITIES.......................................................6

    Section 2.01.  Authorization; Agreement to Sell and Purchase...............6

    Section 2.02.  Closing.....................................................6

ARTICLE III   REPRESENTATIONS AND WARRANTIES...................................7

    Section 3.01.  Representations and Warranties of the Company...............7

    Section 3.02.  Representations and Warranties of Purchasers...............10

ARTICLE IV    ADDITIONAL AGREEMENTS OF THE PARTIES............................10

    Section 4.01.  Taking of Necessary Action.................................10

    Section 4.02.  Conduct of Business; Line of Business......................11

    Section 4.03.  Inspection of Property.....................................11

    Section 4.04.  Use of Proceeds............................................12

    Section 4.05.  Transfer of Securities.....................................12

    Section 4.06.  Further Assurances.........................................13

    Section 4.07.  Allocation of Purchase Price...............................14

    Section 4.08.  Information Rights.........................................14

ARTICLE V     CONDITIONS......................................................15

    Section 5.01.  Conditions of Purchase.....................................15

    Section 5.02.  Conditions of Sale.........................................16

ARTICLE VI    TERM............................................................17

    Section 6.01.  Termination................................................17

    Section 6.02.  Effect of Termination......................................17

ARTICLE VII   MISCELLANEOUS...................................................17

    Section 7.01.  Survival of Representations and Warranties.................17

    Section 7.02.  Notices....................................................18


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

    Section 7.03.  Entire Agreement; Amendment................................19

    Section 7.04.  Counterparts...............................................20

    Section 7.05.  Governing Law..............................................20

    Section 7.06.  Public Announcements.......................................20

    Section 7.07.  Fees and Expenses..........................................20

    Section 7.08.  Successors and Assigns.....................................20

    Section 7.09.  Arbitration................................................21

    Section 7.10.  Specific Performance.......................................21

    Section 7.11.  Captions...................................................21

    Section 7.12.  Mutual Waiver of Jury Trial................................22

                                  ANNEX AND EXHIBITS

ANNEX I    Number of Shares of Series A Preferred Stock and Warrants; Purchase
           Price

EXHIBIT A  Form of Amended and Restated Articles of Incorporation
EXHIBIT B  Form of Registration Rights Agreement
EXHIBIT C  Form of Shareholders Agreement
EXHIBIT D  Form of Warrant
EXHIBIT E  Matters to be Covered in Opinion of Company Counsel
EXHIBIT F  Form of Restated By-Laws

                                 INVESTMENT AGREEMENT

         INVESTMENT AGREEMENT, dated as of August 20, 1997 (this "AGREEMENT"), by and among BURKE INDUSTRIES, INC., a California corporation (the "COMPANY"), MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY ("MMLIC"), MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED ("MMCVP"), MASSMUTUAL HIGH YIELD PARTNERS LLC ("MMHYP") and JACKSON NATIONAL LIFE INSURANCE COMPANY ("JACKSON NATIONAL" and, together with MMLIC, MMCVP and MMHYP, the "SERIES A PURCHASERS") and PARIBAS NORTH AMERICA, INC. ("PARIBAS," or the "SERIES B PURCHASER" and, together with the Series A Purchasers, the "PURCHASERS"). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Article I.

         WHEREAS, the Board of Directors of the Company has determined to effect a recapitalization of the Company pursuant to which, among other things,
(i) J.F. Lehman Equity Investors I, L.P. ("JFLEI") will make a capital contribution in the amount of $20.0 million to JFL Merger Co. ("MERGERCO") and
(ii) MergerCo will merge with and into the Company, with the Company surviving such merger (the "Merger"), pursuant to which, among other things, (A) each share of common stock, without par value, of the Company issued and outstanding immediately prior to the Merger, other than certain shares held by certain shareholders and members of management, will be converted into the right to receive approximately $9.16 per share in cash and (B) each outstanding and vested option and each outstanding warrant to purchase a share of Common Stock of the Company will be converted into the right to receive cash in the amount of approximately $9.16 per share less the exercise price for such option, (iii) as provided herein, substantially simultaneously with the consummation of the Merger, Burke will issue the Series A Preferred Stock, the Series B Preferred Stock and the Warrants in exchange for aggregate consideration of $18.0 million,
(iv) the Company will issue $110.0 million in aggregate principal amount of 10% Senior Notes due 2007, and (v) the Company will enter into a credit agreement (the "CREDIT AGREEMENT") providing for revolving credit and letter of credit facilities of up to an aggregate principal amount of $15.0 million (all such transactions shall be collectively referred to herein as the "RECAPITALIZATION");

         WHEREAS, as a part of and a condition to the Recapitalization, Purchasers have agreed, severally and not jointly, to purchase, and the Company has agreed to sell, subject to the terms and conditions of this Agreement, (i) shares of its Series A Preferred Stock to the Series A Purchasers, (ii) shares of its Series B Preferred Stock to the Series B Purchaser and (ii) Warrants to purchase its Common Stock; and

         WHEREAS, the Company and Purchasers desire to set forth certain agreements herein.

         NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

SECTION 1.01.  DEFINITIONS.

         As used in this Agreement, the following terms shall have the meanings set forth below:

         "AFFILIATE" shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. As used in this definition, "control" (including its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to
    (i) direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) or (ii) vote 10% or more of the securities having ordinary voting power for the election of directors (or Persons performing similar duties) of such Person. For purposes hereof, "Affiliates" of the Company shall include all holders of Common Stock and securities exercisable for or convertible into Common Stock party to the Shareholders Agreement.

         "AMENDED AND RESTATED ARTICLES OF INCORPORATION" shall mean the Amended and Restated Articles of Incorporation, setting forth the rights, preferences, privileges and restrictions of the Series A Preferred Stock and the Series B Preferred Stock, which are attached hereto as EXHIBIT A.

         "ANCILLARY DOCUMENTS" shall mean the Amended and Restated Articles of Incorporation, the Registration Rights Agreement and the Warrants.

         "BUSINESS DAY" shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

         "CLOSING" and "CLOSING DATE" shall have the meanings set forth in
    Section 2.02(a).

         "COMMON STOCK" shall mean the Company's common stock, without par value.

         "COMPANY SUBSIDIARY" shall mean any Subsidiary of the Company.

         "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any note, bond or security issued by such Person, or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is subject.

         "DEBT OFFERING MEMORANDUM" shall mean the final, dated August 14, 1997, of the offering memorandum with respect to the offering by MergerCo and the issuance by the

    Company of the Senior Notes, which final offering memorandum was delivered to Purchasers prior to the date of this Agreement.

         "ELIGIBLE TRANSFEREE" shall mean, in the case of the Series A Preferred Stock, any other Series A Purchaser, and, in the case of the Series B Preferred Stock, any other Purchaser and, in the case of either the Series A Preferred Stock or the Series B Preferred Stock, any partner of any Purchaser, any Person who controls or is under common control with any Purchaser, any successor to any Purchaser or any such other Person and any "qualified institutional buyer" as defined in Rule 144A promulgated under the Securities Act.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "GOVERNMENTAL ENTITY" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any self-regulating organization, securities exchange or securities trading system.

         "INITIAL PERCENTAGE" shall mean 20% of the Common Stock on the Closing Date, calculated on a fully diluted basis after giving effect to (i) the conversion and exercise of all outstanding warrants, options and other securities of the Company convertible or exercisable for Common Stock (whether or not such securities are then currently exercisable) and (ii) the issuance and exercise of the Warrants.

         "INITIAL PURCHASERS" shall mean Massachusetts Mutual Life Insurance Company, MassMutual Corporate Value Partners Limited, MassMutual High Yield Partners LLC, Jackson National Life Insurance Company and Paribas North America, Inc.

         "JFLEI" shall mean J.F. Lehman Equity Investors I, L.P., a Delaware limited partnership and the sole shareholder of MergerCo.

         "LEHMAN" shall mean J.F. Lehman & Company, a Delaware corporation.

         "LEHMAN AGREEMENT" shall mean the management agreement to be entered by and among the Company and Lehman on the Closing Date.

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any financing lease having substantially the same effect as any of the foregoing).

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the assets, properties, business, financial condition, results of operations or prospects of the Company and the Company Subsidiaries taken as a whole, (ii) the ability of the Company or any Company Subsidiary to perform its obligations under this Agreement or the Ancillary Documents or
    (iii) the validity or enforceability of this Agreement or any of the Ancillary Documents or the rights or remedies of any Purchaser hereunder and thereunder.

         "MERGER" shall mean the merger of MergerCo with and into the Company on the Closing Date, with the Company as the surviving entity.

         "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger, dated as of August 13, 1997, by and among JFLEI, MergerCo, the Company and all of the shareholders of the Company, pursuant to which, among other things, MergerCo has merged with and into the Company, with the Company as the surviving entity.

         "MERGERCO" shall mean JFL Merger Co., a California corporation and a wholly owned subsidiary of JFLEI.

         "PERMITS" shall have the meaning set forth in Section 3.01(h).

         "PERSON" shall mean an individual, corporation, limited liability company, unincorporated association, partnership, group (as defined in Section 13(d)(3) of the Exchange Act), trust, joint stock company, joint venture, business trust or unincorporated organization, any Governmental Entity or any other entity of whatever nature.

         "PREFERRED STOCK" shall mean the authorized preferred stock of the Company, without par value.

         "PRO RATA SHARE" with respect to each Purchaser, shall mean a fraction the numerator of which is the aggregate purchase price payable by such Purchaser pursuant to this Agreement and the denominator of which is $18.0 million.

         "RECAPITALIZATION" shall have the meaning set forth in the Recitals.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the Warrantholders Registration Rights Agreement to be entered into by and among the Company and the Purchasers at the Closing, which shall be in the form attached hereto as EXHIBIT B.

         "RELATED DOCUMENTS" shall mean the collective reference to the Merger Agreement, the Debt Offering Memorandum, the Indenture with respect to the Senior Notes, the Senior Notes, the Credit Agreement and the Lehman Agreement.

         "REQUIREMENT OF LAW" shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational documents of such Person, and any law, statute, order, treaty, rule, regulation or guideline, or judgment, decree, determination or order of any arbitrator, court or other Governmental Entity, applicable to or binding upon such Person or any of its property.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SECURITIES" shall mean the collective reference to the Series A Preferred Stock, the Series B Preferred Stock and the Warrants.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SENIOR NOTES" shall mean the 10% Senior Notes Due 2007 of the Company to be offered pursuant to the Debt Offering Memorandum.

         "SERIES A PREFERRED STOCK" shall mean the Series A 11.5% Cumulative Redeemable Preferred Stock of the Company, without par value, stated liquidation value of $1,000 per share and having the designations, relative rights, preferences and limitations set forth in the Amended and Restated Articles of Incorporation.

         "SERIES B PREFERRED STOCK" shall mean the Series B 11.5% Cumulative Redeemable Preferred Stock of the Company without par value, stated liquidation value of $1,000 per share and having the designations, relative rights, preferences and limitations set forth in the Amended and Restated Articles of Incorporation.

         "SHAREHOLDERS AGREEMENT" shall mean the Shareholders Agreement dated as of the Closing Date, to be executed and delivered by the Company, JFLEI, the Purchasers in their capacity as holders of Warrant Shares upon exercise of the Warrants and by the other shareholders of the Company named therein, which shall be in the form of EXHIBIT C hereto.

         "SUBSIDIARY" shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

         "WARRANT" shall mean a warrant, in the form of EXHIBIT D, issued by the Company to acquire upon exercise one share of Common Stock (as adjusted from time to time pursuant to the terms thereof) and any warrant issued upon transfer, division or combination thereof or in substitution therefor.

         "WARRANT SHARES" shall mean shares of Common Stock issued upon exercise of Warrants.

                                      ARTICLE II

                  AUTHORIZATION, SALE AND PURCHASE OF THE SECURITIES

SECTION 2.01.  AUTHORIZATION; AGREEMENT TO SELL AND PURCHASE.

         (a) Upon and subject to the terms and conditions set forth in this Agreement, the Company has authorized the issuance and sale to Purchasers of (i) 18,000 shares of Series A Preferred Stock to the Series A Purchasers, (ii) 2,000 shares of Series B Preferred Stock to the Series B Purchaser and (iii) Warrants exercisable for a number of Warrant Shares equal to the Initial Percentage (which Warrant Shares shall be subject to adjustment from time to time pursuant to the terms of the Warrants).

         (b) Upon and subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties hereinafter set forth, the Company agrees to issue, sell and deliver to Purchasers at the Closing provided for in Section 2.02 hereof, and each Purchaser severally and not jointly agrees to purchase from the Company, the number of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, set forth on ANNEX I hereto along with the Warrants as shall be exercisable for a number of Warrant Shares equal to the Purchaser's Pro Rata Share of the Initial Percentage (which Warrant Shares shall be subject to adjustment from time to time pursuant to the terms of the Warrants) (which such number of Warrants is set forth on ANNEX I hereto), for an aggregate purchase price with respect to each such Purchaser as is set forth on ANNEX I hereto.

SECTION 2.02.  CLOSING.

         (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the purchase and sale of the Securities pursuant to Section
2.01 (the "CLOSING") shall take place at the offices of Gibson, Dunn & Crutcher LLP, 200 Park Avenue, 48th Floor, New York, New York, on the first day on which the conditions in Sections 5.01 and 5.02 are satisfied or waived by Purchasers or the Company, as the case may be (the "CLOSING DATE"), or at such other time and place as may be mutually agreed upon by Purchasers and the Company.

         (b) At the Closing: (i) the Company shall deliver to each Purchaser, against payment of the purchase price therefor, (A) certificates for the Series A Preferred Stock or the Series B Preferred Stock as the case may be, to be sold in accordance with the provisions of Section 2.01, registered in the name of such Purchaser or its nominee and in such denominations as such Purchaser shall specify not less than three Business Days prior to the Closing Date and (B) certificates evidencing the Warrants to be sold in accordance with the provisions of Section 2.01, registered in the name of such Purchaser or its nominee; (ii) each Purchaser, in full payment for such Securities, against delivery of the stock certificates and Warrants referred to above shall deliver to the Company on the Closing Date immediately available funds, by wire transfer to such account as the Company shall specify at least three Business Days prior to the Closing Date, in the amount of the purchase price to be paid hereunder by such Purchaser pursuant to Section 2.01; and (iii) each party shall take or cause to be taken such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article V hereof.


                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

SECTION 3.01.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         (a) ORGANIZATION AND GOOD STANDING OF THE COMPANY. Each of MergerCo and the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its businesses as they are now being conducted. Each of MergerCo and the Company is duly licensed or qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or leasing of properties, or the conduct of its businesses requires such licensing or qualification and good standing, except where the failure to be so licensed or qualified and in good standing in any such jurisdiction would not have a Material Adverse Effect. Each of MergerCo and the Company has, prior to the date hereof, delivered to Purchasers a true and complete copy of their respective articles of incorporation and by-laws in each case as in effect on the date of this Agreement.

         (b) AUTHORIZATION; NO CONFLICTS. The Company has full corporate power and authority to enter into this Agreement and the Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each Ancillary Document and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been, and on or prior to the Closing Date each Ancillary Document will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and upon its execution and delivery on or prior to the Closing Date each Ancillary Document will constitute, a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and by general equitable principles. The execution, delivery and performance of this Agreement and the Ancillary Documents, the consummation of the transactions by the Company contemplated hereby and thereby and the compliance by the Company with the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, require a consent, approval or notice under, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Company under, (i) the articles of incorporation or by-laws of the Company, (ii) any Contractual Obligation of the Company or (iii) assuming that the filings, consents and approvals specified in Schedule 3.01(c) have been obtained, any Requirement of Law applicable to the Company.

         (c) CONSENTS. No consent, approval, order or authorization of, registration, declaration or filing with, or notice to, any Governmental Entity is required in connection with the execution, delivery and performance of this Agreement and the Ancillary Documents by the Company, the consummation by the Company of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder and thereunder, except for (i) such filings as may be required under the blue sky laws of the various states and
(ii) such consents, approvals, orders, authorizations, registrations, declarations, filings and notices as may be required in connection with the exercise of the rights set forth in the Registration Rights Agreement.


         (d)  CAPITALIZATION.

              (i) Giving effect to the Recapitalization and immediately thereafter, (A) the authorized capital stock of the Company will consist of 20,000,000 shares of Common Stock and 50,000 shares of Preferred Stock, (B) 3,857,000 shares of Common Stock will be issued and outstanding, no shares of Common Stock will be held in treasury, 964,000 shares of Common Stock will be reserved for issuance upon exercise of outstanding warrants (including the Warrants issuable to the Purchasers) and 482,100 shares of Common Stock will be reserved for issuance upon exercise of outstanding stock options, (C) 30,000 shares of Preferred Stock will be designated Series A Preferred Stock, of which 16,000 will be issued and outstanding upon consummation of the Recapitalization and (D) 5,000 shares of Preferred Stock will be designated Series B Preferred Stock, of which 2,000 will be issued and outstanding upon consummation of the Recapitalization.

              (ii) All of the issued and outstanding shares of the Company's capital stock have been duly and validly authorized and issued and are fully paid and nonassessable. Upon delivery of and payment for the shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, on the Closing Date as provided herein, such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, will be duly and validly authorized and issued, fully paid and nonassessable, and each Purchaser will acquire good title thereto, free and clear of all Liens (other than any Lien created by such Purchaser). The Warrant Shares have been reserved for issuance and, when issued upon exercise of the Warrants, will be duly and validly authorized and issued, fully paid and nonassessable and the owner of such Warrant Shares will acquire good title thereto, free and clear of all Liens (other than any Lien created by such Warrant owner).

No class of capital stock of the Company and no holder of capital stock (or rights to acquire capital stock) of the Company is entitled to preemptive rights, other than as set forth in the Shareholders Agreement. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock.

         (e) DISCLOSURE. This Agreement, the certificates and disclosure statements delivered by or on behalf of the Company or the Company Subsidiaries, and all other written materials delivered by the Company to Purchasers prior to the date of this Agreement in connection with the transactions contemplated hereby (including, without limitation, the Merger Agreement and the Debt Offering Memorandum, taken as a whole and taking into account any written revisions or corrections to such written materials delivered to Purchasers prior to the date of this Agreement and including any statements, representations or warranties incorporated herein by reference pursuant to Section 3.01(g)), do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, as of the respective dates of such written materials, not misleading. There is no fact peculiar to the Company or any of its Subsidiaries which the Company has not disclosed to each Purchaser in writing which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the properties, business, or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole or the ability of the Company to perform this Agreement, the Related Documents or its obligations in respect of the shares of Preferred Stock and the Warrants.

         (f) OFFERING OF SECURITIES. Neither the Company nor any Person acting on its behalf has taken or will take any action (including without limitation any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Series A Preferred Stock, the Series B Preferred Stock or the Warrants under the Securities Act and the rules and regulations of the SEC thereunder) which might subject the offering, issuance or sale of any of the Series A Preferred Stock, the Series B Preferred Stock or Warrants to the registration requirements of the Securities Act. The offer, sale and issuance of the Series A Preferred Stock, the Series B Preferred Stock and Warrants by the Company under this Agreement will not violate the Securities Act, the Exchange Act or any applicable state securities or "blue sky" laws.

         (g) INCORPORATION BY REFERENCE OF REPRESENTATIONS AND WARRANTIES IN PURCHASE AGREEMENT. The representations and warranties made by MergerCo in respect of the Company and the Company Subsidiaries and their business, properties, capitalization, financial condition and operations in the Purchase Agreement dated as of August 14, 1997 related to the Senior Notes and in the Credit Agreement are incorporated herein as if made by the Company to the Purchasers and as if set forth fully herein.

         (h) OFFERING OF SHARES. Neither the Company nor any person acting on its behalf has offered the Series A Preferred Stock, the Series B Preferred Stock, the Warrants or any similar securities of the Company for sale to, solicited any offers to buy the Preferred Stock, the Warrants or any similar securities of the Company from or otherwise approached or negotiated with respect to the Company with any Person other than the Purchasers and not more than 35 other institutional investors. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the

Company under circumstances which would require the integration of such offering with the offering of the Preferred Stock and the Warrants under the Securities Act and the rules and regulations of the Commission thereunder) which might subject the offering, issuance or sale of the Preferred Stock and the Warrants to the registration requirements of Section 5 of the Securities Act.

SECTION 3.02.  REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

              Each Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company as follows:

              (a) SECURITIES ACT. Such Purchaser (i) is acquiring the Securities solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act; (ii) has had the opportunity to ask questions of the officers and directors of, and has had access to information concerning, the Company and the terms of the Securities and Warrant Shares; (iii) is an "accredited investor" as defined in Rule 501(a) under the Securities Act; (iv) has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the investment in the Securities; (v) has so evaluated the merits and risks of such investment; (vi) is able to bear the economic risk of such investment; and (vii) is able to afford a complete loss of such investment.

              (b) BROKERS AND FINDERS. None of the Purchasers nor any of their officers, directors, employees or agents has utilized any broker, finder, placement agent or financial advisor or incurred any liability for any fees or commissions in respect thereof in connection with any of the transactions contemplated hereby or by the Ancillary Documents. Such Purchaser agrees to indemnify the Company and to hold it harmless from and against any and all claims, liabilities or obligations with respect to any fees or other amounts payable as a result of any act or statement made by such Purchaser or any of its Affiliates.

              (c) LEGAL INVESTMENT. Each of the Purchasers represents and warrants to the Company that its purchase of the Series A Preferred Stock and Warrants hereunder is a legal investment for such Purchaser and such investment is not a prohibited investment for such Purchaser under any insurance or other regulations applicable to such Purchaser or its business.

                                      ARTICLE IV

                         ADDITIONAL AGREEMENTS OF THE PARTIES

SECTION 4.01.  TAKING OF NECESSARY ACTION.

              (a) Each of the parties hereto agrees to use all reasonable efforts promptly to take or cause to be taken all actions and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Documents. Without limiting the foregoing, the Company and Purchasers will, and the Company shall cause the Company Subsidiaries to, each use all reasonable efforts to make all filings and obtain all consents of Governmental Entities which may be necessary or, in the opinion of such Purchaser or the Company, as the case may be, advisable for the consummation of the transactions contemplated by this Agreement and the Ancillary Documents.

              (b) The Company shall provide to the Purchasers copies of all applications and filings in advance of filing with the applicable Governmental Entity and shall consult with the other parties regarding the contents thereof.

SECTION 4.02.  CONDUCT OF BUSINESS; LINE OF BUSINESS.

              (a) Except as required to (i) perform its obligations under this Agreement and the Ancillary Documents and (ii) effect the transactions described in the Debt Offering Memorandum, from the date hereof to the Closing Date, the Company shall, and shall cause each of the Company Subsidiaries to conduct its operations in accordance with its ordinary course of business and consistent with past practice and use its best efforts to preserve intact the business organizations of the Company and the Company Subsidiaries, to keep available the services of their respective officers and key employees and to preserve the good will of those having business relationships with the Company and Company Subsidiaries.

              (b) After the consummation of the Recapitalization, the Company will continue to engage principally in the business now conducted by it or a business or businesses similar thereto or reasonably compatible therewith.

SECTION 4.03.  INSPECTION OF PROPERTY.

              (a) The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. For so long as any Purchaser or their respective Eligible Transferees owns any shares of Series A Preferred Stock, Warrants or Warrant Shares, the Company shall permit a representative of Purchaser or such Eligible Transferee to visit any of its properties and inspect its corporate books and financial records (but excluding any such books, records, agreements and files which are protected by attorney-client privilege or which the Company is prohibited from disclosing to Purchasers or such Eligible Transferees pursuant to any nondisclosure agreements to which the Company or any Company Subsidiary is a party; PROVIDED that, to the extent permitted under any such nondisclosure agreement, the Company shall disclose any information subject to such nondisclosure agreement upon execution and delivery by such Purchaser or Eligible Transferee of a confidentiality agreement for the benefit of the parties to such nondisclosure agreement and PROVIDED, FURTHER, that no such nondisclosure agreement shall be effective with respect to financial records to the Company), and will discuss its accounts, affairs and finances with a representative of Purchaser or such Eligible Transferee during reasonable business hours, at such times as Purchaser or such Eligible Transferee may reasonably request. In addition, the Company will provide from time to time such information regarding results of operations, financial condition, business or prospects of the Company and the Company Subsidiaries as such Purchaser or Eligible Transferee may reasonably request.

              (b) No investigation by or on behalf of any Purchaser pursuant to this Section or otherwise shall affect any representation or warranty of the Company herein or the conditions to the obligations of the parties hereunder.

SECTION 4.04.  USE OF PROCEEDS.

              The proceeds of the sale of the Securities shall be used by the Company to effect the Recapitalization.

SECTION 4.05.  TRANSFER OF SECURITIES.

              (a) Each Purchaser acknowledges and agrees that as of the date hereof neither the Securities nor the Warrant Shares have been or will be registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws, or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws, is available. Each Purchaser acknowledges that, except as provided in the Registration Rights Agreement with respect to the Warrant Shares, such Purchaser has no right to require the Company to register the Securities or Warrant Shares. Each Purchaser agrees not to sell, transfer, pledge or hypothecate any Securities or Warrant Shares except pursuant to (i) an effective registration statement for such Securities or Warrant Shares under the Securities Act or (ii) a transaction that is exempt from the registration requirements of the Securities Act; PROVIDED that the transferee of such Purchaser acknowledges and agrees to abide by the provisions of this Section
4.06 and, in the case of the transfer of any Warrants or Warrant Shares, the applicable provisions of the Shareholders Agreement. Except in the case of a transfer pursuant to Rule 144A under the Securities Act, the Holder may be required, upon reasonable request of the Company, to provide the Company with an opinion of counsel to such Purchaser (which opinion may be given by in-house counsel and otherwise to be in form and substance reasonably satisfactory to the Company) to the effect that such transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, the Securities and Warrant Shares may be transferred to any Eligible Transferee of such Purchaser without any registration or opinion, subject to the foregoing restrictions on future sale, transfer, pledge or hypothecation by such Eligible Transferee. The Company shall cooperate with Purchasers and their transferees in supplying such information as may be necessary for such Purchasers or transferees to complete and file any information reporting forms currently or hereafter required by the SEC as a condition to the availability of an exemption from the registration requirements of the Securities Act for the sale of restricted securities.

              (b) Each Purchaser further acknowledges and agrees that each certificate for the Securities and Warrant Shares shall bear the following legend:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,

         AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE PROVISIONS OF AN INVESTMENT AGREEMENT, DATED AUGUST 20, 1997 (AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED, THE "INVESTMENT AGREEMENT"), BETWEEN THE COMPANY AND THE PURCHASERS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY."

In addition, each Purchaser further acknowledges that the Warrants and the Warrant Shares shall bear the following additional legend:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A SHAREHOLDERS AGREEMENT DATED AS OF AUGUST 20, 1997 (THE "AGREEMENT"), WHICH CONTAINS PROVISIONS REGARDING (I) CERTAIN RESTRICTIONS ON THE TRANSFER OF SUCH SECURITIES, (II) CERTAIN RIGHTS OF FIRST OFFER, TAG-ALONG RIGHTS AND DRAG-ALONG RIGHTS APPLICABLE TO THIS SECURITY AND (III) CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE AGREEMENT IS NULL AND VOID."

Any holder of Securities or Warrant Shares may request the Company to remove any legend described herein from the certificates evidencing such Securities or Warrant Shares by submitting to the Company such certificates, together with an opinion of counsel, if requested, reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act.

SECTION 4.06.  FURTHER ASSURANCES.

Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, without limitation, making application as soon as practicable for all consents and approvals required in connection with the transactions contemplated hereby and diligently pursuing the receipt of such consents and approvals in good faith.

SECTION 4.07.  ALLOCATION OF PURCHASE PRICE.

              The parties agree that for tax purposes, a reasonable allocation of the total purchase price is to allocate $1,955,555.56 to the purchase price of the Series B Preferred Stock, $15,644,444.44 to the purchase price of the Series A Preferred Stock, and $400,000 to the purchase price of the Warrant.
The parties agree that all tax returns filed by the Company and Purchasers shall be prepared in a manner consistent with such allocation.

SECTION 4.08.  INFORMATION RIGHTS.

              (a) The Company covenants that during the period commencing on the Closing Date and for so long as an Initial Purchaser or its Eligible Transferee holds $1 million in stated liquidation value of Series A Preferred Stock or Series B Preferred Stock, the Company will deliver to such Initial Purchaser, at its address set forth in the records of the Company:

                   (i) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its subsidiaries for the period from the beginning of such quarterly period and from the beginning of the then current fiscal year to the end of such quarterly period, and a consolidated balance sheet of the Company and the Company Subsidiaries as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period or date in the preceding fiscal year; and

                   (ii) as soon as practicable and in any event within 90 days after the end of each fiscal year, a consolidated balance sheet of the Company and the Company Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, changes in shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the corresponding figures from the preceding fiscal year, together with the audit report of the independent public accountants of recognized standing selected by the Company.

              (c) In addition, the Company covenants that for such period as a Purchaser is entitled to receive the reports set forth in Section 4.08(a) above, the Company shall provide such holder with (i) monthly unaudited financial statements of the Company and the Company Subsidiaries not later than 30 days after the last day of each fiscal quarter and (ii) such other information relating to the Company's operations as such Purchaser may reasonably request from time to time.

                                      ARTICLE V

                                      CONDITIONS

SECTION 5.01.  CONDITIONS OF PURCHASE.

              The respective obligations of each Purchaser to purchase the Securities to be purchased by it at the Closing is subject to the satisfaction or waiver of each of the following conditions on or prior to the Closing Date:

              (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of the Company contained in or incorporated by reference in this Agreement and the Ancillary Documents shall be true and correct in all material respects on and as of the date of this Agreement or the date of such Ancillary Documents, as the case may be, and on and as of the Closing Date, with the same effect as though made on and as of such date, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified date, and the Company shall have performed in all material respects all obligations, agreements, undertakings, covenants and conditions of this Agreement and the Ancillary Documents to be performed at or prior to the Closing Date.

              (b) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

              (c) REGULATORY APPROVALS. All permits, consents, authorizations, orders and approvals of, and filings and registrations required under any Federal or state law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation by the parties hereto of the transactions contemplated on such parties' part hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired.

              (d) ISSUANCE OF SENIOR NOTES; RECAPITALIZATION. Prior to or simultaneously with the issuance of the Securities, (i) the Recapitalization shall have been effected on terms and pursuant to such agreements as are reasonably satisfactory in all respects to Purchasers, the Senior Notes shall have been issued on terms and pursuant to such agreements and documents as shall be reasonably satisfactory to Purchasers in all respects and (ii) each of the Related Documents shall have been executed and delivered by each of the parties thereto and shall be reasonably satisfactory to Purchasers in all respects.

              (e) OPINION OF COUNSEL. Each Purchaser shall have received at the Closing from Gibson, Dunn & Crutcher LLP, counsel to the Company, a favorable written opinion dated as of the Closing Date which shall address each of the matters set forth in EXHIBIT E and which shall otherwise be in form and substance satisfactory to Purchasers.

              (f) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been duly executed and delivered by the Company.

              (g) SHAREHOLDERS AGREEMENT. The Shareholders Agreement shall have been duly executed and delivered by the Company and each Shareholder party thereto.

              (h)  AMENDED AND RESTATED ARTICLES OF INCORPORATION.  The
Articles of Incorporation of the Company shall have been amended and restated as set forth in EXHIBIT A hereto.

              (i) AMENDMENT OF BY-LAWS. The By-Laws of the Company shall have been amended and restated as set forth in EXHIBIT F hereto.

SECTION 5.02.  CONDITIONS OF SALE.

              The obligation of the Company to sell the Securities to be sold at the Closing is subject to satisfaction or waiver of each of the following conditions precedent:

              (a) REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of Purchasers contained in this Agreement shall be true and correct in all material respects on and as of the date of this Agreement and on and as of the Closing Date with the same effect as though made on and as of such date, except to the extent any such representation and warranty is made as of a specified date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specified date, and Purchasers shall have performed in all material respects all obligations, agreements, undertakings, covenants and conditions required by them to be performed at or prior to the Closing.

              (b) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby.

              (c) REGULATORY CONSENTS. All permits, consents, authorizations, orders and approvals of, and filings and registrations required under Federal or state law, rule or regulation for or in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation by the parties hereto of the transactions contemplated on such parties' part hereby and thereby shall have been obtained or made and all statutory waiting periods thereunder in respect thereof shall have expired.

              (d) ISSUANCE OF SENIOR NOTES; RECAPITALIZATION. Prior to or simultaneously with the issuance of the Securities, each of the following shall have occurred: (i) the Senior Notes shall have been issued by the Company, (ii) the Credit Agreement shall have been executed and delivered by the parties thereto and (iii) the Recapitalization shall have been effected.

              (e) REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement shall have been duly executed and delivered by Purchasers.

              (f) SHAREHOLDERS AGREEMENT. The Shareholders Agreement shall have been duly executed and delivered by Purchasers in their capacity as holders of Warrant Shares upon exercise of the Warrants.

                                      ARTICLE VI

                                         TERM

SECTION 6.01.  TERMINATION.

              This Agreement may be terminated on or any time prior to the
Closing:

              (a)  by the mutual written consent of Purchasers and the Company;
    or

              (b) by either the Company or Purchasers if the Closing shall have not have occurred on or prior to August 31, 1997, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing; or

              (c) by the Company or Purchasers pursuant to notice if any Governmental Entity of competent jurisdiction shall have denied any approval under any of the laws, rules or regulations necessary for the consummation of the transactions contemplated hereby by a final and unappealable order.

SECTION 6.02.  EFFECT OF TERMINATION.

              In the event of the termination of this Agreement as provided in
Section 6.01, this Agreement shall forthwith become void, except for the obligations set forth in this Section and in 7.06 and 7.07 and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement. The termination of this Agreement under Section 6.01(b) shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

                                     ARTICLE VII

                                    MISCELLANEOUS

SECTION 7.01.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

              The representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance and delivery of the Series A Preferred Stock, the Series B Preferred Stock and the Warrants.

SECTION 7.02.  NOTICES.

              All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered personally, by telecopier or sent by overnight courier as follows:

              (a)  if to the Purchasers and their counsel:

                   (i)       if to MMLIC, MMCVP, and/or MMHYP, to:

                             Massachusetts Mutual Life Insurance
                             1295 State Street
                             Springfield, Massachusetts  01111
                             Attention: Richard E. Spencer
                                        Wallace G. Rodger
                             Phone:     (413) 744-6223
                             Fax:       (413) 744-6127

                             AND, IF TO MMCVP, WITH A COPY TO:

                             c/o Bank of America Trust and Banking Corporation
                              (Cayman) Limited
                             P.O. Box 1092
                             George Town
                             Grand Cayman
                             Cayman Islands, B.W.I.
                             Attention: Michael Carney

                    (ii)     if to Jackson National, to:

                             c/o PPM America, Inc.
                             225 West Wacker Drive, Suite 1200
                             Chicago, Illinois  60606
                             Attention: Private Placement Group
                             Phone:     (312) 634-2500
                             Fax:       (312) 634-0054

                    (iii)    if to Paribas, to:

                             c/o Paribas Principal
                             Partners
                             787 Seventh Avenue
                             New York, New York  10019
                             Attention: Stephen Eisenstein
                             Phone:     (212) 841-2127
                             Fax:       (212) 841-2502

                             IN EACH CASE, WITH A COURTESY COPY TO:

                             Schwartz, Cooper, Greenberger & Krauss
                             180 North LaSalle Street,
                             Suite 2700
                             Chicago, Illinois  60601
                             Attention: Brian O'Neil, Esq.
                             Phone:     (312) 845-5404
                             Fax:       (312) 782-8416

                    (b)      if to the Company, to:

                             Burke Industries, Inc.
                             2250 South Tenth Street
                             San Jose, California  95112
                             Attention: Rocco C. Genovese
                             Phone:     (408) 297-3500
                             Fax:       (408) 995-5163

                             with a copy to:

                             J.F. Lehman Equity Investors I, L.P.
                             c/o J.F. Lehman & Company
                             450 Park Avenue, Sixth Floor
                             New York, New York  10022
                             Attention: Mr. Donald Glickman
                             Phone:     (212) 634-1160
                             Fax:       (212) 634-1155

                             AND WITH A COURTESY COPY TO:

                             Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                             Los Angeles, California 90071
                             Attention: Kenneth M. Doran, Esq.
                             Phone:     (213) 229-7000
                             Fax:       (213) 229-7520

or to such other address or addresses as shall be designated in writing. All notices shall be effective when received.

SECTION 7.03.  ENTIRE AGREEMENT; AMENDMENT.

              This Agreement, the Ancillary Documents and the documents described herein and therein or attached or delivered pursuant hereto or thereto set forth the entire agreement between the parties hereto with respect to the transactions contemplated by this Agreement. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. No investigation by Purchasers of the Company or any Company Subsidiary prior to or after the date hereof shall stop or prevent Purchasers from exercising any right hereunder or be deemed to be a waiver of any such right.

SECTION 7.04.  COUNTERPARTS.

              This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same document.

SECTION 7.05.  GOVERNING LAW.

              THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

SECTION 7.06.  PUBLIC ANNOUNCEMENTS.

              Each of the parties hereto agrees to hold in strict confidence and not to disclose to others the status of any discussions or relations among the parties with respect to the subject matter of this Agreement until such time as the parties mutually agree to publicly disclose such information or are obligated by any legal or regulatory agency requirement to disclose such information; PROVIDED that a description of this transaction mutually satisfactory to the Company and the Purchasers may be included in the Debt Offering Memorandum.

SECTION 7.07.  FEES AND EXPENSES.

              The Company or an Affiliate of the Company shall be responsible for the costs and expenses incurred by the Purchasers, the Company and its Affiliates in connection with this Agreement and the Ancillary Documents and the transactions contemplated hereby, including the reasonable fees and expenses of their counsel, Schwartz, Cooper, Greenberger & Krauss, and their respective financial advisors and accountants.

SECTION 7.08.  SUCCESSORS AND ASSIGNS.

              Subject to applicable law, any Purchaser may assign its rights under this Agreement in whole or in part, but no such assignment shall relieve such Purchaser of its obligations hereunder. The Company may not assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of Purchasers. Any purported assignment in violation of this Section shall be void.

SECTION 7.09.  ARBITRATION.

              Any controversy, dispute or claim arising out of, in connection with or in relation to the interpretation, performance or breach of this Agreement shall be determined, at the request of any party, by arbitration in a city mutually agreeable to the parties to such controversy, dispute or claim, or, failing such agreement, in New York, New York, before and in accordance with the then-existing Rules for Commercial Arbitration of the American Arbitration Association, and any judgment or award rendered by the arbitrator will be final, binding and unappealable and judgment may be entered by any state or Federal court having jurisdiction thereof. The pre-trial discovery procedures of the Federal Rules of Civil Procedure shall apply to any arbitration under this
Section 7.09. Any controversy concerning whether a dispute is an arbitrable dispute or as to the interpretation or enforceability of this Section 7.09 shall be determined by the arbitrator. The arbitrator shall be a retired or former United States District Judge or other person acceptable to each of the parties, provided such individual has substantial professional experience with regard to corporate or partnership legal matters. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable.

SECTION 7.10.  SPECIFIC PERFORMANCE.

              The Company acknowledges that the rights granted to Purchasers in this Agreement are of a special, unique and extraordinary character, and that any breach of this Agreement by the Company could not be compensated for by damages. Accordingly, if the Company breaches its obligations under this Agreement, Purchasers shall be entitled, in addition to any other remedies that they may have, to enforcement of this Agreement by a decree of specific performance requiring the Company to fulfill its obligations under this Agreement.

SECTION 7.11.  CAPTIONS.

              The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

SECTION 7.12.  MUTUAL WAIVER OF JURY TRIAL.

         THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized representatives, all as of the date first above written.

                        BURKE INDUSTRIES, INC.



                        By:
                           ---------------------------------------------------
                           Name:  Keith Oster
                           Title: Assistant Vice President

                        MASSACHUSETTS MUTUAL LIFE
                        INSURANCE COMPANY



                        By:
                           ---------------------------------------------------
                           Name:
                           Title:


                        MASSMUTUAL CORPORATE VALUE
                        PARTNERS LIMITED

                        By:  Massachusetts Mutual Life Insurance Company
                        Its: Investment Advisor



                        By:
                           ---------------------------------------------------
                           Name:
                           Title:

                        MASSMUTUAL HIGH YIELD PARTNERS LLC

                        By:  HYP Management, Inc., as Manager



                        By:
                           ---------------------------------------------------
                           Name:
                           Title:

                        JACKSON NATIONAL LIFE INSURANCE COMPANY

                        By:  PPM America, Inc.
                        Its: Agent



                        By:
                           ---------------------------------------------------
                           Name:
                           Title:


                        PARIBAS NORTH AMERICA, INC.



                        By:
                           ---------------------------------------------------
                           Name:
                           Title:

                                       ANNEX I

                     SERIES; NUMBER OF SHARES OF PREFERRED STOCK;
                        NUMBER OF WARRANTS AND PURCHASE PRICE
                   -----------------------------------------------


                                        SERIES OF        NUMBER        NUMBER         PURCHASE
PURCHASER                               PREFERRED      OF SHARES     OF WARRANTS       PRICE
------------------------------------------------------------------------------------------------
Massachusetts Mutual Life Insurance
  Company                                   A            3,808       203,939.56      $3,808,000
MassMutual Corporate Value
  Partners Limited                          A            1,904       101,969.78      $1,904,000
MassMutual High Yield Partners LLC          A            2,288       122,535.11      $2,288,000
Jackson National Life Insurance Company     A            8,000       428,444.44      $8,000,000
Paribas North America, Inc.                 B            2,000       107,111.11      $2,000,000
                                       ----------      ---------     ----------      ----------



                                         A-1